EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-79867, 333-100517 and 333-126027 of Nevada Gold & Casinos, Inc. on Form S-8 of our reports dated July 25, 2006 accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal controls over financial reporting, appearing in the Annual Report on Form 10-K as amended by Form 10-K/A Amendment No. 1 of Nevada Gold & Casinos, Inc. for the fiscal year ended April 30, 2006.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
August 9, 2006